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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                        -----------------

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934


        Date of report (Date of earliest event reported):
                        February 4, 2000
                         ---------------

                   HANOVER GOLD COMPANY, INC.
       (Exact Name of Registrant as Specified in Charter)

     Delaware            000-23022         11-2740461
(State or              (Commission         (IRS Employer
other Jurisdiction     File Number)        Identification
of Incorporation)                            No.)


     424 S. Sullivan Rd., Suite #300; Veradale, WA 99037 USA
          ---------------------------------------------
            (Address of principal executive offices)


Registrant's telephone number, including area code (509) 891-8817

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Item 4.

(a) BDO Seidman LLP, an independent accounting firm engaged to audit the registrant's financial statements for its two most recent fiscal years was by letter dated February 4, 2000 formally dismissed as the registrant's principal accountant.

(b) BDO Seidman LLP's reports on the financial statements for its two most recent fiscal years contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for a paragraph wherein BDO Seidman LLP expressed substantial doubt about the Registrant's ability to continue as a going concern.

(c) The decision to change accountants was approved by the registrant's Board of Directors.

(d) During registrant's two most recent fiscal years and the subsequent interim period preceeding the date of dismissal there were no disagreements with BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Item 7. Financial Statements and Exhibits.

No financial statements are required to be included as part of this report.

     The exhibits hereto consist of:

Item    601 Code    Exhibit

1       16          Letter from BDO Seidman LLP pursuant to Regulation S-K
                    Item 304(a)(3).
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HANOVER GOLD COMPANY, INC.
                              -----------------------------
                                 (Registrant)

Date: February 11, 2000       By: /s/Hobart Teneff
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                                 (Hobart Teneff, President)